Q1 2026 Earnings Presentation May 7, 2026

This presentation (the “Presentation”) of OppFi Inc. (“OppFi” or the “Company”) is for information purposes only. Certain information contained herein has been derived from sources prepared by third parties. While such information is believed to be reliable for the purposes used herein, the Company makes no representation or warranty with respect to the accuracy of such information. Trademarks and trade names referred to in this Presentation are the property of their respective owners. The information contained herein does not purport to be all-inclusive. This Presentation does not constitute investment, tax, or legal advice. No representation or warranty, express or implied, is or will be given by the Company or any of its respective affiliates, directors, officers, employees or advisers or any other person as to the accuracy or completeness of the information in this Presentation, and no responsibility or liability whatsoever is accepted for the accuracy or sufficiency thereof or for any errors, omissions or misstatements, negligent or otherwise, relating thereto. The information contained in this Presentation is preliminary in nature and is subject to change, and any such changes may be material. The Company disclaims any duty to update the information contained in this Presentation, which information is given only as of the date of this Presentation unless otherwise stated herein. Forward-Looking Statements This presentation includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. OppFi’s actual results may differ from its expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “opportunity,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “possible,” “continue,” “positions,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, without limitation, OppFi’s expectations with respect to its full year 2026 guidance, the future performance of OppFi’s platform and underwriting models, statements regarding OppFi’s proposed acquisition of BNCC, including the anticipated timing, structure, benefits and strategic rationale of such transactions, OppFi’s expectations with respect to the geographic expansion and product diversification that may come from the acquisition, and expectations for OppFi’s growth and future financial performance. These forward-looking statements are based on OppFi’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside OppFi’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to, the impact of general economic conditions, including economic slowdowns, inflation, interest rate changes, recessions, the impact of tariffs, and tightening of credit markets on OppFi’s business; the impact of challenging macroeconomic and marketplace conditions; the impact of stimulus or other government programs; risks related to the proposed acquisition of BNCC including the risk that the transactions may not be completed in a timely manner or at all and the risk of integration or execution challenges; whether OppFi will be successful in obtaining declaratory relief against the Commissioner of the Department of Financial Protection and Innovation for the State of California; whether OppFi will be subject to AB 539; whether OppFi’s bank partners will continue to lend in California and whether OppFi’s financing sources will continue to finance the purchase of participation rights in loans originated by OppFi’s bank partners in California; OppFi’s ability to scale and grow the Bitty business; the impact that events involving financial institutions or the financial services industry generally, such as actual concerns or events involving liquidity, defaults, or non-performance, may have on OppFi’s business; risks related to any material weakness in OppFi’s internal controls over financial reporting; the ability of OppFi to grow and manage growth profitably and retain its key employees; risks related to new products; risks related to evaluating and potentially consummating acquisitions; concentration risk; risks related to OppFi’s ability to comply with various covenants in its corporate and warehouse credit facilities; risks related to potential litigation; changes in applicable laws or regulations, including, but not limited to, impacts from the One Big Beautiful Bill Act; the possibility that OppFi may be adversely affected by other economic, business, and/or competitive factors; and other risks and uncertainties indicated from time to time in OppFi’s filings with the United States Securities and Exchange Commission, in particular, contained in the section captioned “Risk Factors.” OppFi cautions that the foregoing list of factors is not exclusive, and readers should not place undue reliance upon any forward-looking statements, which speak only as of the date made. OppFi does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Non-GAAP Financial Measures This presentation includes certain non-GAAP financial measures that are unaudited and do not conform to GAAP, such as Adjusted EBT, Adjusted Net Income, and Adjusted EPS. Adjusted EBT is defined as Net Income, adjusted for (1) income tax expense; (2) change in fair value of warrant liabilities; (3) other adjustments, net; and (4) other income. Adjusted Net Income is defined as Adjusted EBT as defined above, adjusted for taxes assuming a tax rate for each period presented that reflects the U.S. federal statutory rate of 21% and a blended statutory rate for state income taxes, in order to allow for a comparison with other publicly traded companies. Adjusted EPS is defined as Adjusted Net Income as defined above, divided by weighted average diluted shares outstanding, which represents shares of both classes of common stock outstanding and includes the impact of dilutive securities, such as restricted stock units, performance stock units, and stock options. These non-GAAP financial measures have not been prepared in accordance with accounting principles generally accepted in the United States and may be different from non-GAAP financial measures used by other companies. OppFi believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends. These non-GAAP measures with comparable names should not be considered in isolation from, or as an alternative to, financial measures determined in accordance with GAAP. See “Reconciliation of Non-GAAP Financial Measures” below for reconciliations for OppFi’s non-GAAP financial measures to the most directly comparable GAAP financial measures. A reconciliation of projected full year 2026 Adjusted Net Income and Adjusted EPS to the most directly comparable GAAP financial measures is not included in this press release because, without unreasonable efforts, the Company is unable to predict with reasonable certainty the amount or timing of non-GAAP adjustments that are used to calculate these measures. No Offer or Solicitation This Presentation does not constitute an offer to sell, or the solicitation of an offer to buy, any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act. Website This Presentation contains reproductions and references to the Company’s website and mobile content. Website and mobile content are not incorporated into this Presentation. Any references to URLs for the websites are intended to be inactive textual references only. Disclaimer 2

Q1 2026 Earnings Highlights : Net Income of $54.0 million, an increase of 165% year over year, and Net Income margin of 35.6%, up from 14.5% Total Revenue of $151.9 million, an increase of 8.3% year over year Ending Receivables as of the quarter end of $444.9 million, up 9.4% year over year Adjusted Net Income of $30.0 million2, a decrease of 11.2% year over year, and Adjusted Net Income margin of 19.8%1, down from 24.1% Total Expenses as a percentage of Total Revenue decreased 20 basis points year over year to 34.2% Total Net Originations of $176.0 million, a 7.0% decrease year over year 1. Reported financial results for Q1 2026 and comparison periods do not reflect the simplification of OppFi’s Up-C corporate structure. The change to a traditional C Corp was made post-Q1 2026, and changes will be reflected in future periods. 2. Adjusted net income and margin thereof are non-GAAP financial measures. See the disclaimer on “Non-GAAP Financial Measures” on slide 2 for a detailed description of such non-GAAP financial measures and the appendix for a reconciliation of non-GAAP financial measures to their most directly comparable GAAP financial measures.3 1

OppFi

At-A-Glance

A tech-enabled digital finance platform that partners with banks to offer financial products and services for everyday Americans.

Mission-driven Platform

Providing best-in-class products and customer service with a 75 NPS Score[1]

Significant Economic Scale

Facilitated more than $8.9 billion in gross loan issuance covering over 4.8 million loans, since inception[2]

Profitable Across Business Cycles

11 consecutive years of positive net income[3]

Large Addressable Market

48 million Americans are underbanked and lack traditional credit options[4]

Strong Fundamentals and Balance Sheet

Operating efficiency drives strong free cash flow and a robust balance sheet which positions OppFi for growth

1. For Q1 2026 at the time of loan approval.
2. As of March 31, 2026.
3. 2015-2025.
4. Based on 19.0 million underbanked households and average household size of 2.51. Federal Deposit Insurance Corporation (FDIC), 2023 FDIC National Survey of Unbanked and Underbanked Households (November 2024); U.S. Census Bureau, "Average Number of People per Household, by Race and Hispanic Origin, Marital Status, Age, and Education of Householder: 2023", Table AVG1, November 2023

OppFi | 4

Results

Outstanding Customer Satisfaction

75 Net Promoter Score (NPS)

4.7 ☆ Google
12,000 reviews

4.4 ☆ Trustpilot
5,542 reviews

A+ Rating BBB ACCREDITED BUSINESS

1. Note: NPS is for Q1 2026 at the time of approval.
Ratings reflect data as of April 16, 2026.

OppFi | 5

Selected Customer Testimonials

"They are amazing!!! Great customer service! Tons of knowledge, and willing to help. Easy application process! Fast funding!! And Great Customer Service!!! I will recommend, and personally use again! Thank you for everything OppLoans!"

March 2026, Trustpilot

"I submitted 10 because your customer service and online services are so accurate. This company addresses your request with proficiency and delivery. I will continue to use OppLoans in the future."

January 2026, NPS

"The application is straightforward and you get a response almost immediately. And depending on the time of day, you receive the funds the same day. Thank you for making things easy when people have financial emergencies!"

March 2026, Trustpilot

Financial Highlights

7 Q1 2026 Financial Highlights Adjusted Net Income1 ($M) Adjusted EPS1 Healthy Adjusted Net Income generation impacted by expected increase in defaults $54.0M Net Income $28.4M Net Income Attributable to OppFi Inc. $30.0M Adj. Net Income1 $1.06 Basic EPS $0.56 Diluted EPS $0.35 Adjusted EPS1 1. Adjusted Net Income and Adjusted EPS are non-GAAP financial measures. See the disclaimer on “Non-GAAP Financial Measures” on slide 2 for a detailed description of such non- GAAP financial measures and the appendix for a reconciliation of such non-GAAP financial measures to their most directly comparable GAAP financial measures. 2. Percentages presented are calculated from the underlying whole-dollar amounts. $9 $34 $30 Q1 2024 Q1 2025 Q1 2026 -11% $0.10 $0.38 $0.35 Q1 2024 Q1 2025 Q1 2026 -9%

Total Revenue1 ($M) Total revenue increased 8.3% YoY driven by higher receivables balances over the period 8 Net Charge-Off Rate2 Net charge-offs as a percentage of total revenue increased 790 bps YoY as a result of elevated charge-offs offsetting higher recoveries of previously charged off loans Operating Expense Margin Prudent expense management kept total expenses as a percentage of total revenue roughly flat, dropping 20 bps YoY Q1 2026 Performance: Improvement in Both Total Revenue and Operating Expense Margin 1. Total Revenue is calculated as the sum of Interest on Finance Receivables and Other Revenue. 2. Percentages presented are calculated from the underlying whole-dollar amounts. $127 $140 $152 Q1 2024 Q1 2025 Q1 2026 +8% 47.9% 34.6% 42.5% Q1 2024 Q1 2025 Q1 2026 +790bps 45.5% 34.4% 34.2% Q1 2024 Q1 2025 Q1 2026 -20bps

Q1 2026 Key Performance Indicators

- **Total net originations decreased 7% year over year** as a result of lower net originations from refinance customers, as the prior year period benefited from changes to our credit model that increased the maximum loan amount those customers could refinance, outweighing higher originations from new customers, while **total retained net originations decreased 10% year over year**, attributed to the decrease in total net originations, furthered by the growth in the percentage of loans retained by our bank partners
- **Ending receivables increased 9% year over year** as a result of a higher balance to start the year, partially offset by lower retained net originations and higher gross charge-offs for the period
- **Net charge-off rate as percentage of total revenue increased to 42% from 35% year over year,** and the **annualized net charge off rate as a percentage of average receivables increased to 55% from 47% year over year,** as a result of elevated charge-offs offsetting higher recoveries of previously charged off loans
- **Average yield** decreased to 131% from 136% year over year, as elevated delinquency in the portfolio outweighed the increase in the average statutory rate during the period
- **Automatic approval rate was steady year over year at 79%,** reflecting the continued application of algorithmic automation projects that streamline the origination process

OppFi | 9

UNAUDITED QUARTER ENDED

($ in millions)	3/31/2025	3/31/2026
Total Net Originations[1]	$189	$176
Total Retained Net Originations[1]	$169	$151
Ending Receivables[2]	$407	$445
Net Charge-Off Rate as % of Total Revenue[3]	34.6%	42.5%
Net Charge-Off Rate as % of Avg. Receivables, Annualized[3]	47.0%	55.5%
Average Yield, Annualized[4]	136%	131%
Automatic Approval Rate[5]	79%	79%

1. Total net originations are defined as gross originations net of transferred balance on refinanced loans, while total retained net originations are defined as the portion of total net originations with respect to which the Company ultimately purchased a receivable from bank partners.
2. Ending receivables are defined as the unpaid principal balances of loans at the end of the reporting period.
3. Net charge-offs as a percentage of total revenue and net charge-offs as a percentage of average receivables represent total charge-offs from the period less recoveries as a percentage of total revenue and as a percentage of average receivables. Net charge-offs as a percentage of average receivables is presented as an annualized metric. Finance receivables are charged off at the earlier of the time when accounts reach 90 days past due on a recency basis, when OppFi receives notification of a customer bankruptcy or is otherwise deemed uncollectible.
4. Average yield is defined as total revenue from the period as a percent of average receivables and is presented as an annualized metric.
5. Automatic approval rate is calculated by taking the number of approved loans that are not decisioned by a loan processor or underwriter (auto-approval) divided by the total number of loans approved.

Free Cash Flow Generation & Capital Allocation Optionality

2026 Key Liquidity and Capital Allocation Highlights

- **$9.9M** in share repurchases at an average price of $9.54 (Q1-26)
- On April 15, OppFi terminated the GrayRock funding facility, which reduces each of the Total Funding Capacity and Undrawn Debt by $75M.
- Board authorized a $40 million repurchase plan for Class A common stock (Q2-26)

1. Free cash flow is a non-GAAP financial measure. See the disclaimer on "Non-GAAP Financial Measures" on slide 2 for a detailed description of such non-GAAP financial measures and the appendix for a reconciliation of non-GAAP financial measures to their most directly comparable GAAP financial measures.

OppFi 10

Free Cash Flow Generation ($M)[1]

$69M of Free Cash Flow generated in Q1 2026


$49.5
$69.3
Q1 2025
Q1 2026

Total Funding Capacity ($M)


$624.9
Restricted and Unrestricted Cash
$99.9
Undrawn Debt
$240.7
Drawn Debt
$284.3
3/31/2026

11 Full Year 2026 Earnings Guidance $650M $675M to Total Revenue Adjusted Net Income1 Adjusted EPS1,2 $153M $160M to $1.76 $1.84 to Up 9% - 13% YoY Up 9% - 14% YoY Up 11% - 16% YoY 1. Adjusted Net Income and Adjusted EPS are non-GAAP financial measures. See the disclaimer on “Non-GAAP Financial Measures” on slide 2 for a detailed description of such non-GAAP financial measures. A reconciliation of projected 2026 Adjusted Net Income and Adjusted EPS to the most directly comparable GAAP financial measure is not included in this presentation because, without unreasonable efforts, the Company is unable to predict with reasonable certainty the amount or timing of non-GAAP adjustments that are used to calculate these measures. 2. Adjusted EPS of $1.76 to $1.84 is based on weighted average diluted shares outstanding of approximately 87 million.

Appendix

Income Statement

(in Thousands, except share and per share data) (Unaudited)	Three Months Ended March 31, 2026	2025	Variance $	%
Revenue:				
Interest on finance receivables	$ 150,526	$ 139,118	$ 11,408	8.2%
Other revenue	1,355	1,150	205	17.8%
	151,881	**140,268**	**11,613**	**8.3%**
Change in fair value of finance receivables	(64,583)	(49,458)	(15,125)	30.6%
Net revenue	**87,298**	**90,810**	**(3,512)**	**(3.9%)**
Expenses:				
Salaries and employee benefits	14,254	13,778	476	3.5%
Direct marketing costs	10,385	10,288	97	0.9%
Interest expense and amortized debt issuance costs	8,510	10,247	(1,737)	(17.0%)
Professional fees	7,264	4,199	3,065	73.0%
Technology costs	3,329	2,961	368	12.4%
Payment processing fees	1,658	1,630	28	1.7%
Occupancy	871	1,039	(168)	(16.2%)
Depreciation and amortization	591	1,760	(1,169)	(66.4%)
General, administrative and other	5,074	2,416	2,658	110.0%
Total expenses	51,936	48,318	3,618	7.5%
Income from operations	**35,362**	**42,492**	**(7,130)**	**(16.8%)**
Other income (expense):				
Change in fair value of warrant liabilities	21,295	(21,607)	42,902	198.6%
Income from equity method investment	1,120	1,076	44	4.1%
Other income	232	80	152	191.1%
Income before income taxes	**58,009**	**22,041**	**35,968**	**163.2%**
Income tax expense	3,971	1,651	2,320	140.5%
Net income	**54,038**	**20,390**	**33,648**	**165.0%**
Less: net income attributable to noncontrolling interest	25,637	31,762	(6,125)	(19.3%)
Net income (loss) attributable to OppFi Inc.	**$ 28,401**	**$ (11,372)**	**$ 39,773**	**349.7%**
Earnings (loss) per common share attributable to OppFi Inc.:				
Earnings (loss) per common share:				
Basic	$ 1.06	$ (0.48)		
Diluted	$ 0.56	$ (0.48)		
Weighted average common shares outstanding:				
Basic	26,778,432	23,691,769		
Diluted	86,195,269	23,691,769		

13

13 | OppFi

1. Certain columns and rows may not sum due to the use of rounded numbers for disclosure purposes. Percentages presented are calculated from the underlying whole-dollar amounts.

14 March 31, December 31, (in Thousands) 2026 2025 $ % Unaudited Assets Cash and restricted cash 99,920$ 93,263$ 6,657$ 7.1% Finance receivables at fair value 502,558 546,236 (43,678) (8.0%) Equity method investment 19,145 19,076 69 0.4% Other assets 98,364 95,515 2,849 3.0% Total assets 719,987$ 754,090$ (34,103)$ (4.5%) Liabilities and stockholders’ equity Accounts payable and accrued expenses 41,610$ 46,171$ (4,561)$ (9.9%) Total debt 284,260 321,353 (37,093) (11.5%) Warrant liabilities 5,160 26,455 (21,295) (80.5%) Other liabilities 45,975 51,235 (5,260) (10.3%) Total liabilities 377,005 445,214 (68,209) (15.3%) Total stockholders’ equity 342,982 308,876 34,106 11.0% Total liabilities and stockholders’ equity 719,987$ 754,090$ (34,103)$ (4.5%) Variance Condensed Balance Sheet 14 1. Certain columns and rows may not sum due to the use of rounded numbers for disclosure purposes. Percentages presented are calculated from the underlying whole-dollar amounts.

15 (in Thousands) (Unaudited) 2026 2025 $ % Net cash provided by operating activities 90,779$ 83,740$ 7,039$ 8.4% Net cash used in investing activities (21,436) (34,241) 12,805 (37.4%) Net cash used in financing activities (62,686) (47,019) (15,667) 33.3% Net increase in cash and restricted cash 6,657$ 2,480$ 4,177$ 168.4% Three Months Ended March 31, Variance Condensed Cash Flow Statement 15 1. Certain columns and rows may not sum due to the use of rounded numbers for disclosure purposes. Percentages presented are calculated from the underlying whole-dollar amounts.

16 (in Thousands, except share and per share data) (Unaudited) 2026 2025 $ % Net income 54,038$ 20,390$ 33,648$ 165.0% Income tax expense 3,971 1,651 2,320 140.5% Other income (232) (80) (152) 191.1% Change in fair value of warrant liabilities (21,295) 21,607 (42,902) (198.6%) Other adjustments, net 1 3,035 609 2,426 398.4% Adjusted EBT 2 39,517 44,177 (4,660) (10.5%) Less: pro forma taxes 3 9,472 10,360 (888) (8.6%) Adjusted net income 2 30,045$ 33,817$ (3,772)$ (11.2%) Adjusted earnings per share 2 0.35$ 0.38$ Weighted average diluted shares outstanding 86,195,269 87,991,698 Total revenue 151,881$ 140,268$ Net income margin 35.6% 14.5% Adjusted net income margin 2 19.8% 24.1% Three Months Ended March 31, Variance Adjusted Net Income Reconciliation 16 1. For the three months ended March 31, 2026, other adjustments, net of $3.0 million included $1.7 million in expenses related to stock compensation, $1.0 million in expenses related to corporate development, $0.2 million in expenses related to severance, and $0.1 million in expenses related to legal matters. For the three months ended March 31, 2025, other adjustments, net of $0.6 million included $1.3 million in expenses related to stock compensation, $0.3 million in expenses related to severance, $0.3 million in expenses related to legal matters, and $0.2 million in expenses related to an adjustment to the Company’s outstanding lease obligations, partially offset by a $1.4 million addback related to the partial forgiveness of remaining expenses related to OppFi Card’s exit activities. The sum of the individual components of other adjustments, net may not equal the total presented due to the use of rounded numbers for disclosure purposes. 2. Adjusted EBT, Adjusted Net Income (and margin thereof), and Adjusted EPS are non-GAAP financial measures. See the disclaimer on “Non-GAAP Financial Measures” on slide 2 for a detailed description of such non-GAAP financial measures. 3. Assumes a tax rate of 23.97% for the three months ended March 31, 2026 and 23.45% for the three months ended March 31, 2025, reflecting the U.S. federal statutory rate of 21% and a blended statutory rate for state income taxes. 4. Certain columns and rows may not sum due to the use of rounded numbers for disclosure purposes. Percentages presented are calculated from the underlying whole-dollar amounts.

17 (in Thousands, except share and per share data) (Unaudited) $ Per Share $ Per Share Weighted average diluted shares outstanding 86,195,269 87,991,698 Net income 54,038$ 0.63$ 20,390$ 0.23$ Income tax expense 3,971 0.05 1,651 0.02 Other income (232) (0.00) (80) (0.00) Change in fair value of warrant liabilities (21,295) (0.25) 21,607 0.25 Other adjustments, net 1 3,035 0.04 609 0.01 Adjusted EBT 2 39,517 0.46 44,177 0.50 Less: pro forma taxes 3 9,472 0.11 10,360 0.12 Adjusted net income 2 30,045$ 0.35$ 33,817$ 0.38$ Three Months Ended March 31, 2026 Three Months Ended March 31, 2025 Adjusted Earnings per Share Reconciliation 17 (Unaudited) 2026 2025 Weighted average Class A common stock outstanding 26,778,432 23,691,769 Weighted average Class V voting stock outstanding 58,694,615 62,698,935 Dilutive impact of restricted stock units 556,584 1,341,739 Dilutive impact of performance stock units 12,994 62,377 Dilutive impact of stock options 152,644 196,878 Weighted average diluted shares outstanding 86,195,269 87,991,698 Three Months Ended March 31, 1. For the three months ended March 31, 2026, other adjustments, net of $3.0 million included $1.7 million in expenses related to stock compensation, $1.0 million in expenses related to corporate development, $0.2 million in expenses related to severance, and $0.1 million in expenses related to legal matters. For the three months ended March 31, 2025, other adjustments, net of $0.6 million included $1.3 million in expenses related to stock compensation, $0.3 million in expenses related to severance, $0.3 million in expenses related to legal matters, and $0.2 million in expenses related to an adjustment to the Company’s outstanding lease obligations, partially offset by a $1.4 million addback related to the partial forgiveness of remaining expenses related to OppFi Card’s exit activities. The sum of the individual components of other adjustments, net may not equal the total presented due to the use of rounded numbers for disclosure purposes. 2. Adjusted EBT, Adjusted Net Income, and Adjusted EPS are non-GAAP financial measures. See the disclaimer on “Non-GAAP Financial Measures” on slide 2 for a detailed description of such non-GAAP financial measures. 3. Assumes a tax rate of 23.97% for the three months ended March 31, 2026 and 23.45% for the three months ended March 31, 2025, reflecting the U.S. federal statutory rate of 21% and a blended statutory rate for state income taxes. 4. Certain columns and rows may not sum due to the use of rounded numbers for disclosure purposes. Percentages presented are calculated from the underlying whole-dollar amounts.

18 (in Thousands) (Unaudited) 2026 2025 $ % Net cash provided by operating activities 90,779$ 83,740$ 7,039$ 8.4% Less: Net cash used in investing activities (21,436) (34,241) 12,805 (37.4%) Free cash flow 1 69,343$ 49,499$ 19,844$ 40.1% Three Months Ended March 31, Variance Free Cash Flow Reconciliation 18 1. Free cash flow is a non-GAAP financial measure. See the disclaimer on "Non-GAAP Financial Measures" on slide 2 for a detailed description of such Non-GAAP financial measures. 2. Certain columns and rows may not sum due to the use of rounded numbers for disclosure purposes. Percentages presented are calculated from the underlying whole-dollar amounts.

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